SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
FEDERATED ENHANCED TREASURY INCOME FUND

An Annual Meeting of Fund shareholders was held on September 13, 2013. On June 28, 2013, the record date for shareholders voting at the meeting, there were 8,958,988 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.

ELECTION OF TWO CLASS I TRUSTEES:

1. Thomas M. O'Neill

                Withheld
                Authority
For             to Vote

6,144,498       1,726,411




2. John S. Walsh

                 Withheld
                 Authority
For              to Vote

6,144,531        1,726,378





The following Trustees of the Fund continued their terms as Trustees of the
Fund: J. Christopher
Donahue, Maureen Lally-Green, Charles F. Mansfield, Jr. and Peter E. Madden.


The Definitive Proxy Statement for this Annual Meeting was filed with the Securities and
Exchange Commission on July 22, 2013, and is incorporated by reference. (File No. 811-
22098)



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